As filed with the Securities and Exchange Commission on April 7, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)
Delaware	87-0267438
(State of incorporation)	(IRS Employer Identification No.)
29 E. Reno Avenue Suite 500
Oklahoma City, OK 79701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael J. Rugen
Chief Financial Officer
29 E. Reno Avenue Suite 500
Oklahoma City, OK 79701
(405) 415-8677
(Name, address, including zip code, and telephone number, including are code, of agent for service)
With a copy to:
Beth di Santo di Santo Law PLLC 170 Christopher Street New York, NY 10014 (212) 766-2466	Amy R. Curtis James R. Brown Thompson & Knight LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 (214) 969-1763
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock, par value $0.001 per share
Preferred Stock, par value $0.0001 per share
Primary Offering Total	(2)	(2)	$250,000,000.00(2)	$27,275(3)
Secondary Offering
Common stock, par value $0.001 per share	16,721,922	$27.88(4)	$466,207,185.36	$50,864(5)
Total			$716,207,185.36	$77,959
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of Common stock, par value $0.001 per share (the “common stock”) and preferred stock, par value $0.0001 per share (the “preferred stock”) as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)
With respect to the primary offering, there are being registered hereunder an indeterminate number of the securities which shall have an aggregate initial offering price not to exceed $250,000,000. Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement. The proposed maximum initial offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provides for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(3)	Calculated in accordance with Rule 457(o) of the Securities Act.
(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the common stock on April 1, 2021 as reported on the NYSE American.

(5)	Calculated in accordance with Rule 457(c) of the Securities Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
Subject to Completion
April 7, 2021
Prospectus

PROSPECTUS
$250,000,000

Common Stock
Preferred Stock
Riley Exploration Permian, Inc. (the “Company”) and the selling stockholders named in this prospectus may offer up to an aggregate of $250,000,000 of our common stock, par value $0.001 (the “common stock”) and our preferred stock, par value $0.0001 (the “preferred stock,” together with our common stock, our “securities”) from time to time at prices and on terms to be determined at or prior to the time of such offering.
The selling stockholders named in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement (the “selling stockholders”) are offering up to 16,721,922 shares of common stock, of the Company issued to the selling stockholders at the closing of the merger (defined below). All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered by the selling stockholders in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”
The securities may be offered and sold directly by us or by the selling stockholders through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we or our selling stockholders will offer them will be included in a supplement to this prospectus relating to that offering.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
Our common stock is traded on the NYSE American under the symbol “REPX.” On April 7, 2021, the last reported sales price of our common stock was $25.31 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
The securities offered in this prospectus involve risks. You should carefully consider the risks associated with any investment in our securities that are described in the applicable prospectus supplement and contained in our filings with the SEC as described in “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2021

i

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references in this prospectus to “Riley Exploration Permian, Inc.,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Riley Exploration Permian, Inc. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. In addition, the selling stockholders to be named in a prospectus supplement may sell shares of our common stock from time to time. This prospectus provides a general description of the securities. Each time we or any of the selling stockholders sell any of the securities described herein, we or the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT RILEY EXPLORATION PERMIAN, INC.
Overview
We are a capital efficient, independent oil and natural gas company focused on steadily growing its reserves, production and cash flow through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids, or NGLs, reserves primarily in the Permian Basin. Our objective is to maximize shareholder returns by generating stable free cash flow through steady oil-weighted production growth and industry-leading operating margins.
Our focus is building a premier exploration, development and production company, focusing on opportunities (i) with favorable reservoir and geological characteristics primarily for oil development, (ii) that offer large contiguous acreage positions with significant untapped potential in terms of ultimate recoverable reserves, and (iii) with a high degree of operational control, which allows us to execute its development plan based on projected well performance and commodity price forecasts in order to attempt to grow our cash flow and generate significant equity returns from our capital program. We believe these characteristics enhance its horizontal production capabilities, recoveries and commercial outcomes, which enables us to return capital to our stockholders.
By the nature of our conventional assets’ low-decline profile, we are able to maintain production with minimal capital spend. This allows us to adapt to the market environment more ably and maximize efficient use of capital. Free cash flow generated in excess of maintenance capital expenditures provides us optionality to (i) manage production growth prudently; (ii) maintain our quarterly cash dividend; and (iii) grow both production and cash dividend per share. The amount of dividends we are able to pay in any quarter may be limited by Delaware General Corporation Law and the operating and financial restrictions and covenants in our credit facility.
Our principal executive offices are located at 29 E. Reno Avenue, Suite 500, Oklahoma City, OK 73104, and our telephone number is (405) 415-8699. Our web site can be found at www.rileypermian.com. The information on our web site is not part of this prospectus. We have included our web site address as a factual reference and do not intend it to be an active link to our website.
The Merger
On February 26, 2021 (the “Closing Date”), Riley Exploration Permian, Inc., a Delaware corporation (f/k/a Tengasco, Inc. (“Tengasco”)), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of October 21, 2020, by and among Tengasco, Antman Sub, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Tengasco (“Merger Sub”), and Riley Exploration – Permian, LLC (“REP, LLC”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 2021, by and among Tengasco, Merger Sub and REP, LLC. Pursuant to the terms of the Merger Agreement, a business combination between the Registrant and REP, LLC was effected through the merger of Merger Sub with and into REP, LLC, with REP, LLC surviving as the surviving company and as a wholly-owned subsidiary of the Registrant (collectively, with the other transactions described in the Merger Agreement, the “merger”). On the Closing Date, the Registrant changed its name from Tengasco, Inc. to Riley Exploration Permian, Inc. Our organizational structure includes wholly-owned consolidated subsidiaries through which our operations are conducted, including without limitation, REP, LLC and Riley Permian Operating Company, LLC.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Although we believe the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included herein (or to be included in any prospectus supplement) and in our 2020 Annual Report on Form 10-K, and those factors summarized below, as well as similar information incorporated by reference herein:
•	fluctuations in the price we receive for our oil, gas, and NGL production, including local market price differentials;
•
the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, and stay-at-home orders or illness that may cause interruptions to our operations;

•
cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities and our ability to sell oil, gas, and NGLs, which may be negatively impacted by the COVID-19 pandemic;

•	severe weather and other risks and lead to a lack of any available markets;
•	risks related to our recently completed merger, including challenges associated with integrating operations and diversion of management’s attention to merger-related issues;
•	our ability to successfully complete mergers, acquisitions and divestitures;
•	risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells;
•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;
•	the impact of our derivative instruments and hedging activities;
•	continuing compliance with the financial covenant contained in our amended and restated credit agreement;
•	the loss of certain federal income tax deductions;
•	risks associated with executing our business strategy, including any changes in our strategy;
•	inability to prove up undeveloped acreage and maintaining production on leases;
•	risks associated with concentration of operations in one major geographic area;
•	deviations from our forecasts and budgets, including our 2021 capital expenditure budget;
•	the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;
•
legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions, and disposal of produced water, which may be negatively impacted by the recent change in Presidential administration or legislatures;

•
the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be negatively impacted by the impact of COVID-19 restrictions on regulatory employees who process and approve permits, other approvals and rights-of-way and which may be restricted by new Presidential and Secretarial orders and regulation and legislation;

•	risks related to litigation; and
•	cybersecurity threats, technology system failures and data security issues.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically. You may also inspect our SEC records at our website at www.rileypermian.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and may replace information in this prospectus and information previously deemed to be “filed” with the SEC.
The documents listed below and any future filings made by Riley Exploration Permian, Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding those furnished to the SEC on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, are incorporated by reference in this prospectus, until the termination of each offering under this prospectus:
1.
The description of Registrant’s securities contained in the Registration Statement on Form 10-SB filed August 8, 1997 (File No. 000-29386) and any amendment or report filed with the Commission for the purpose of updating such description;

2.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;
3.
Current Reports on Form 8-K, as filed with the SEC on January 22, 2021, February 16, 2021, February 18, 2021, February 25, 2021, March 4, 2021, March 4, 2021, March 5, 2021, March 15, 2021 and April 7, 2021; and

4.	All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in 3 above.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Riley Exploration Permian, Inc., 29 E. Reno Avenue, Suite 500, Oklahoma City, OK 73104, Attn: Philip Riley.

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•	funding working capital requirements;
•	capital expenditures;
•	repayment or refinancing of indebtedness;
•	strategic acquisitions;
•	general corporate purposes; and
•	repurchases and redemptions of securities.
Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.
The actual application of proceeds from the sale of any particular offering of our securities using this prospectus will be determined at the time of such offering and will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.
We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale from time to time of up to 16,721,922 shares of our common stock owned by the selling stockholders listed in the third column of the “Selling Stockholders” table below. In connection with the consummation of our merger, we assumed the obligation to register these shares pursuant to the second amended and restated registration rights agreement dated as of October 7, 2020 (the “Registration Rights Agreement”). We are fulfilling the registration rights granted under the Registration Rights agreement by registering the 16,721,922 shares of our common stock covered by this prospectus. Throughout this prospectus, when we refer to the selling stockholders in this prospectus we are referring to the holders of registration rights under the Registration Rights Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Description of Capital Stock - Registration Rights” for additional information regarding the Registration Rights Agreement. The selling stockholders will have the right to sell, resell or otherwise dispose of the portion of their shares registered hereunder in a manner contemplated by “Plan of Distribution” in this prospectus (as amended or supplemented).
We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
We will bear all costs, fees and expenses incurred in connection with the registration of the common stock offered by this prospectus, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of the common stock, which will be borne by the selling stockholders.
The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders and has not been independently verified by us.
The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.
	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to Be Offered	Shares of Common Stock beneficially owned after the offering
Selling Stockholder	Number	Percentage(2)	Number(3)	Number	Percentage(2)
Riley Exploration Group, LLC(4)	4,677,410	25.95%	4,677,410	—	—
Yorktown Energy Partners IX, LP(5)	1,784,113	9.90%	1,784,113	—	—
Boomer Petroleum, LLC(6)	3,537,404	19.63%	3,537,404	—	—
Dernick Encore, LLC	634,672	3.52%	634,672	—	—
Bluescape Riley Exploration Holdings, LLC(7)	5,221,767	28.98%	5,221,767	—	—
Stephen Harry Dernick Trust	241,977	1.34%	241,977	—	—
David Dwight Dernick Trust	241,977	1.34%	241,977	—	—
Bobby D. Riley(1)(8)	287,673	1.60%	137,247	—	—
Dennis W. Bartoskwitz	33,378	*	33,378	—	—
Alan C. Buckner	18,511	*	18,511	—	—
Robert Gary Dernick Trust	14,079	*	14,079	—	—
Christopher M. Bearrow	688	*	688	—	—
Kevin Riley(1)(9)	167,164	*	77,134	—	—
James J. Doherty, Jr.(1)(10)	85,372	*	65,767	—	—
Jeffrey Gutman(11)	25,443	*	25,443	—	—
Corey Riley(1)(12)	57,380	*	6,941	—	—
Michael Palmer(1)(13)	20,392	*	3,414	—	—
	17,049,400		16,721,922
*	Represents less than 1%.
(1)	Includes shares of restricted common stock issued pursuant to the Riley Exploration Permian, Inc. 2021 Long Term Incentive Plan that are subject to vesting and certain other restrictions.
(2)
Percentage of beneficial ownership is based upon 18,021,522 shares of common stock outstanding as of April 7, 2021, which includes 239,158 shares of restricted stock. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)
Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(4)
Certain investment funds managed by Yorktown Partners own an aggregate of approximately 94% of Riley Exploration Group, LLC. The address of Riley Exploration Group, LLC is 29 E. Reno, Suite 500, Oklahoma City, Oklahoma 73104.

(5)
Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. The managers of Yorktown XI Associates LLC, who act by majority approval, are Bryan H. Lawrence, one of the Company’s directors, W. Howard Keenan, Jr., Peter A. Leidel, Tomás R. LaCosta, Robert A. Signorino, Bryan R. Lawrence and James C. Crain. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Company common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein. The managers of Yorktown XI Associates LLC disclaim beneficial ownership of the Company common stock to be held by Yorktown Energy Partners XI, L.P. The address of such funds is 410 Park Avenue, 19th Floor, New York, New York 10022.

(6)
Boomer Petroleum, LLC is a Delaware limited liability company that is owned 50% by Texel Resources Inc., a Canadian corporation, and 50% by Balmon California, Inc., a California corporation. The President of Boomer Petroleum, LLC is Alvin Libin, a former director of Riley Exploration Group, LLC. The address of Boomer Petroleum, LLC is 3200 255 5th Avenue SW, Calgary, Alberta, Canada T2P 3G6.
(7)
Bluescape Riley Exploration Holdings LLC is a Delaware limited liability company and beneficially owns Company common stock. Philip Riley, currently the Company’s Executive Vice President - Strategy and formerly a director of REP, LLC, was also an investment manager for Bluescape Riley Exploration Holdings LLC. The address Bluescape Riley Exploration Holdings LLC and mailing address of each listed beneficial owner is 200 Crescent Court, Suite 1900, Dallas, Texas 75201.

(8)	Bobby D. Riley, the Company’s current Chairman of the Board and Chief Executive Officers, has sole voting and investment power over the shares.
(9)	Kevin Riley, the Company’s current President, has sole voting and investment power over the shares.
(10)	James J. Doherty, Jr., formerly the Company’s Executive Vice President – Engineering, has sole voting and investment power over the shares.
(11)	Jeffrey Gutman, formerly the Company’s Chief Financial Officer, has sole voting and investment power over the shares.
(12)	Corey Riley, the Company’s current Executive Vice President – Business Intelligence, has sole voting and investment power over the shares.
(13)	Michael Palmer, the Company’s current Executive Vice President – Land, has sole voting and investment power over the shares.
Each time a selling shareholder sells any securities offered by this prospectus, such selling shareholder is required to provide you with this prospectus and, to the extent not described in this prospectus, a related prospectus supplement containing specific information about such selling shareholder and the terms of securities being offered in the manner required by the Securities Act. The prospectus supplement, if required, will set forth the following information with respect to the applicable selling shareholder:
•	the name of the applicable selling shareholder;
•	the nature of any position, office or other material relationship that such selling shareholder has had within the last three years with us, our predecessors or any of our affiliates;
•	the number of shares of common stock owned by such selling shareholder prior to the offering;
•	the amount of common stock to be offered for such selling unitholder’s account; and
•	the amount and (if one percent or more) the percentage of common stock to be beneficially owned by such selling shareholder after the completion of the offering.
No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the applicable selling shareholder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:
•	directly to purchasers;
•	through agents;
•	through underwriters;
•	through dealers; and
•	through a combination of any of these methods or any other method permitted by applicable law.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
Agents could make sales in privately negotiated transactions and/or by any other method permitted by law, including sales deemed to be “at-the-market” offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our securities, or sales made to or through a market maker other than on an exchange.
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis.
During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

Sales by Selling Stockholders
This prospectus may also be used by selling shareholders that will in the future be identified in an applicable prospectus supplement in connection with resales, from time to time in one or more offerings, of our common stock held by such selling stockholders as described in the applicable prospectus supplement. The applicable prospectus supplement will identify such selling stockholders, the terms of offering of common stock and any material relationships we have with the selling stockholders. The selling stockholders may include certain of our affiliates. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with our common stock they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in an applicable prospectus supplement, the selling stockholders will receive all the proceeds from the sale of their common stock. We may pay all expenses incurred with respect to the registration of the common stock owned by such other selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our first amended and restated certificate of incorporation (“certificate of incorporation”) and second amended and restated bylaws (“bylaws”), which are incorporated by reference in and to this prospectus.
General
The Company’s authorized capital stock consists of an aggregate of 265 million (265,000,000) shares, including:
•	240 million (240,000,000) shares of common stock, par value $.001 per share; and
•	25 million (25,000,000) shares of preferred stock, par value $.0001 per share.
As of April 7, 2021, there were 18,021,521 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 25,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:
•	the designation of the series of preferred stock;
•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•
the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	the redemption rights and price or prices, if any, for the shares of preferred stock;
•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;
•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;
•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;
•
whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;
•	any listing of the preferred stock on any securities exchange; and
•	the federal income tax considerations applicable to the preferred stock.
Subject to our certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.
Registration Rights
In connection with our merger, we have assumed the obligations under REP, LLC’s second amended and restated registration rights agreement (the “Registration Rights Agreement”) executed by and among REP, LLC and its former members. See “Selling Stockholders” above for further information. The Registration Rights Agreement provides for customary rights for these parties to demand that the Company file a resale shelf registration statement and certain piggyback rights with respect to registrable securities held by such parties. These registrable securities include the Company’s common stock that was issued to these stockholders in the merger. Pursuant to the terms of the Registration Rights Agreement, 16,721,922 shares of our common stock are registrable under the Registration Rights Agreement.
Subject to certain limitations described below, the Company has agreed no later than 60 days following the merger to prepare and file a registration statement registering the offer and sale of the selling stockholders’ registrable securities. Subject to certain limitations in the Registration Rights Agreement, parties to the agreement holding more than 15% of the then-currently registrable securities under the agreement can require the Company to participate in a firm underwritten resale of the securities; provided that the Company will not be obligated to participate in more than two such underwritten resales per year.

Subject to certain exceptions, if at any time the Company proposes to register an offering of equity securities or conduct an underwritten offering, whether or not for its own account, then the Company must notify the stockholders that are a party to the Registration Rights Agreement of such proposal to allow them to include a specified number of their registrable securities in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to suspend use of a prospectus under a registration statement under certain circumstances, including if the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition or other similar transaction and the Company’s board of managers determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the registration statement (and such disclosure is then-required therein by applicable law, rule or regulation to permit offers and sales thereunder), the Company has experienced some other material non-public event the disclosure of which in the registration statement at such time, in the good faith judgment of the Company’s board, would materially and adversely affect the combined company (and such disclosure therein is then-required by applicable law, rule or regulation to permit offers and sales thereunder), or the combined company’s board shall have determined in good faith, upon the advice of counsel, that it is required by law, rule or regulation to file a post-effective amendment to such registration statement to reflect certain updated information of the type described in the Registration Rights Agreement. The Registration Rights Agreement provides certain time limitations on how long such delays may be implemented. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law contain, and our certificate of incorporation and our bylaws contain, provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE American, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected to not be subject to the provisions of Section 203 of the DGCL in our certificate of incorporation.

Our Certificate of Incorporation and Our Bylaws
Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our securities.
Among other things, our certificate of incorporation and bylaws include the following provisions:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws will specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;
•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;
•
provide that, at any time after (i) certain investment funds managed by Yorktown Partners LLC (“Yorktown”), (ii) Boomer Petroleum, LLC (“Boomer”), (iii) Bluescape Riley Exploration Acquisition, LLC (“BREA”), (iv) Bluescape Riley Exploration Holdings, LLC (“BREH” and together with BREA, “Bluescape”), and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that our bylaws can be amended by the board of directors;
•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•
provide that, at any time after Yorktown, Boomer, Bluescape and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock);

•
provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown, Boomer, Bluescape, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities;

•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, special meetings of our stockholders may only be called by the board of directors, the chief executive officer, the chairman of the board, or the board (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding stock entitled to vote); and

•
provide that, at any time after Yorktown, Boomer, Bluescape, and their respective affiliates, no longer collectively beneficially own more than 50% of the outstanding shares of our common stock, the affirmative vote of the holders of at least two-thirds of the voting power of all then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause (prior to such time, directors may be removed either with or without cause by the affirmative vote of holders of a majority of our outstanding stock entitled to vote).

Forum Selection
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or
•
any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for any stockholder to bring a complaint asserting a cause of action under the Securities Act or the Exchange Act.
Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.
Listing
Our common stock is listed and traded on the NYSE American under the symbol “REPX.”
Transfer Agent and Registrar
The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company with a mailing address of 1 State Street, 30th Floor, New York, NY 10004-1561 and with a phone number of (212) 509-4000.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by di Santo Law PLLC and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Riley Exploration (f/k/a Tengasco, Inc.) as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
The information incorporated by reference in this prospectus regarding estimated quantities of reserves of TGC, the future net revenues from those reserves and their present value as of December 31, 2020 is based on the reserve reports prepared by LaRoche Petroleum Consultants, Ltd, or LaRoche, TGC’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.
The consolidated financial statements of Riley Exploration – Permian, LLC as of September 30, 2020 and 2019 and for each of the three years in the period ended September 30, 2020 incorporated by reference in this Prospectus and in the Registration Statement have been incorporated in reliance on the report of BDO USA LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The information incorporated by reference in this prospectus regarding estimated quantities of reserves of Riley Exploration Permian, LLC, the future net revenues from those reserves and their present value as of September 30, 2020 is based on the reserve reports prepared by Netherland, Sewell & Associates, Inc., or NSAI, REP’s independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

PROSPECTUS
$250,000,000
Common Stock
Preferred Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale or resale of the securities being registered hereby.
SEC registration fee	$77,959
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	$*
*	Estimates not presently known.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “Blue Sky” laws. The selling security holders, however, will bear all commissions and discounts, if any, attributable to their sale of the securities.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.
Our Charter contains provisions that limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our Charter and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company will also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.
Item 16.	Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.
EXHIBIT LIST
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1
First Amended and Restated Certificate of Incorporation of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

3.2
Second Amended and Restated Bylaws of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

4.1
Second Amended and Restated Registration Rights Agreement dated October 7, 2020 by and among Riley Exploration – Permian, LLC, Riley Exploration Group, Inc., Yorktown Energy Partners XI, L.P., Boomer Petroleum, LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Riley Acquisition Company LLC, Bobby D. Riley, Kevin Riley and Corey Riley (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

4.2**	Certificate of Designation of Preferred Stock
5.1	Opinion of di Santo Law PLLC as to the legality of the securities being registered.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Moss Adams LLP.
23.3	Consent of Netherland, Sewell & Associates, Inc.
23.4
Consent of LaRoche Petroleum Consultants, Ltd. (incorporated by reference to Exhibit 23.4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

23.5	Consent of di Santo Law PLLC (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).
**
To be filed, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma on April 7, 2021.
Riley Exploration Permian, Inc.

By:	/s/ Bobby D. Riley
Name:	Bobby D. Riley
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby D. Riley and Kevin Riley, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on April 7, 2021.
Signature	Title

/s/ Bobby D. Riley	Chairman of the Board and Chief Executive Office (Principal Executive Officer)
Bobby D. Riley

/s/ Michael J. Rugen	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Michael J. Rugen

/s/ Bryan H. Lawrence	Director
Bryan H. Lawrence

/s/ Brent Arriaga	Director
Brent Arriaga

/s/ E. Wayne Nordberg	Director
E. Wayne Nordberg